                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 PROXYMED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 PROXYMED, INC.
                           2555 DAVIE ROAD, SUITE 110
                         FORT LAUDERDALE, FLORIDA 33317
                                 (954) 473-1001
                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

         The enclosed proxy is solicited by the Board of Directors of ProxyMed, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Wednesday, May 22, 2002, at 9 o'clock a.m., Eastern Daylight Time, at the Renaissance Fort Lauderdale Hotel, 1617 S.E. 17th Street, Fort Lauderdale, Florida 33316. The approximate date on which this statement and the enclosed proxy was sent to shareholders is April 22, 2002. The form of proxy provides a space for you to record your vote for any proposal. You are urged to indicate your vote on each matter in the space provided; any item not voted upon by you will be voted by the persons named in the proxies at the meeting (i) FOR the election of 7 persons to the Board of Directors as set forth below; (ii) FOR approval of the Company's 2002 Stock Option Plan; (iii) FOR ratifying and approving the issuance of shares of common stock upon the exercise of warrants issued in connection with a private placement of the Company's common stock; and
(iv) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

        The cost of this proxy solicitation will be borne by the Company. Solicitations of proxies by mail may be supplemented by telephone, telegram, facsimile, personal or electronic solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities.

         Only shareholders of record at the close of business on March 27, 2002 ("Record Date"), are entitled to notice of and to vote at the Annual Meeting.
At the Record Date for the meeting, the Company had issued 5,141,818 shares of common stock and had 20,000 voting shares of common stock represented by Series C 7% Convertible Preferred Stock. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of common stock. The approval of the proposals covered by this Proxy Statement will require an affirmative vote of the holders of a majority of the shares of common stock voting in person or by proxy at the Annual Meeting, with the exception of the election of directors, each of whom is elected by a plurality.

        All shares of common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for approval of each matter voted upon. Abstentions or broker non-votes are counted as shares present in the determination of whether shares of common stock represented at the meeting constitute a quorum. Abstentions and broker non-votes are tabulated separately. Since only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting). As to other matters to be acted upon at the Annual Meeting, abstentions are treated as AGAINST votes, whereas broker non-votes are not counted for the purpose of determining whether the proposal has been approved.

A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.


                        DIRECTORS AND EXECUTIVE OFFICERS

        The Company's directors and executive officers are as follows:

NAME                          AGE    POSITION
----                          ---    --------

Edwin M. Cooperman (1)(2)     58     Director

Gerald B. Cramer (1)(2)       71     Director

Michael S. Falk               40     Director

John Paul Guinan              41     Executive Vice President - Prescription Services

Nancy J. Ham                  40     President and Chief Operating Officer

Lonnie W. Hardin              47     Senior Vice President - Payer Services

A. Thomas Hardy               48     Senior Vice President - Laboratory Services and
                                     President - Key Communications Service, Inc.

Thomas E. Hodapp (2)          42     Director

Michael K. Hoover             46     Chairman of the Board and Chief Executive Officer

Braden R. Kelly               31     Director

Rafael G. Rodriguez           33     Vice President, In-House Counsel and Secretary

Judson E. Schmid              40     Chief Financial Officer, Executive Vice President and
                                     Treasurer

Eugene R. Terry (1)           63     Director

Timothy J. Tolan              43     Senior Vice President - Business Development

--------------------------
(1)      Member of the Audit Committee, the Chairman of which is Mr. Terry.
(2)      Member of the Compensation Committee, the Chairman of which is Mr.
         Cooperman.

        EDWIN M. COOPERMAN has served as a director of ProxyMed since July 2000. He is a principal of T.C. Solutions, a privately-held investment and financial services consulting firm. Previously, Mr. Cooperman was Chairman of the Travelers Bank Group and Executive Vice President, Travelers Group, where he was responsible for strategic marketing, the integration of Travelers brands and products, joint and cross marketing efforts and corporate identity strategies, as well as expanding the Travelers Bank Group's credit card run in portfolios. After joining Travelers in 1991, Mr. Cooperman became Chairman and CEO of Primerica Financial Services Group, which comprises Primerica Financial Services, Benefit Life Insurance Company and Primerica Financial Services Canada. Previous to this, Mr. Cooperman served at American Express where he became Chairman and Co-Chief Executive of Travel Related Services, North America. Mr. Cooperman is also a director of US Wireless Data, Inc. and Grannum Value Mutual Fund.

        GERALD B. CRAMER has served as a director of ProxyMed since July 2000. He co-founded of the investment firm of Cramer, Rosenthal & McGlynn, LLC in 1973, and currently serves as Chairman. Prior to that, Mr. Cramer was a senior partner at Oppenheimer & Company. He earned a BS from Syracuse University and attended the University of Pennsylvania Wharton School of Finance. He serves on the Board of Trustees at Syracuse University and on its Investment Committee.

         MICHAEL S. FALK has served as a director of ProxyMed since July 2000. Mr. Falk co-founded Commonwealth Associates L.P. in 1988, and in 1995 he became Chairman, Chief Executive Officer, and President. He is also a director of eB2B.com, Inc., FutureLink, Inc., Intelispan, Inc., and US Tec, Inc. and US Wireless Data, Inc. Mr. Falk is a graduate of the Stanford University Executive Program for Smaller Companies, and holds a Bachelor's degree with honors in Economics from Queens College.

        JOHN PAUL GUINAN joined ProxyMed in June 1995 and currently serves as Executive Vice President-Prescription Services. Mr. Guinan served as President and a director of ProxyMed between June 1995 and December 1999. He was also its Chief Operating Officer from August 1996 to January 1998. He was an Executive Vice President of ProxyMed from July 1993 until June 1995. From March 1993 to June 1993, Mr. Guinan was the Chief Executive Officer and co-founder of ProxyScript, Inc., which ProxyMed acquired in June 1993. From 1989 until April 1993, Mr. Guinan founded and developed two companies: The Desktop Professionals, Inc., a company which supplied automation systems to South Florida professional offices; and POSitive Thinking, Inc., a software development company which specialized in point-of-sale systems.

        NANCY J. HAM joined ProxyMed in October 2000 and currently serves as President and Chief Operating Officer. Prior to joining ProxyMed in October 2000, Ms. Ham served as General Manager, Institutional and Connectivity Services of Healtheon/WebMD Corporation from June 1999 to March 2000. She originally joined Healtheon in May 1998 with its acquisition of ActaMed Corporation, where she had served with Mr. Hoover as Chief Financial Officer and Senior Vice President, Business Development. Upon the merger with Healtheon, she was named Vice President, Lab/Pharma, and upon Healtheon's merger with WebMD Corporation, became General Manager. Before joining ActaMed in 1993, Ms. Ham was a Director, Corporate Finance at Equifax, Inc. from 1992-1993, and prior to that spent five years with GE Capital's Corporate Finance Group. Ms. Ham has a B.A. from Duke University and a Masters in International Business Studies from the University of South Carolina.

        LONNIE W. HARDIN joined ProxyMed in November 1997 in connection with its acquisition of US Healthdata Interchange, Inc. ("USHDI"), and since October 2000 has been serving as Senior Vice President of Payer Services and from November 1997 to October 2000 as the Senior Vice President of Field Claims Operations. Prior to joining ProxyMed, Mr. Hardin was employed by USHDI from 1991 through 1997, during which time he held the positions of Vice President - Sales/Marketing and General Manager.

         A. THOMAS HARDY joined ProxyMed in December 1998 in conjunction with ProxyMed's acquisition of Key Communications Service, Inc. and since January 2000, has served as President and Chief Operating Officer of Key Communications. From October 2000 Mr. Hardy has also served as Senior Vice President of Laboratory Services of ProxyMed. Mr. Hardy joined Key Communications in 1995 where he served as Key Communications' Executive Vice President and Chief Financial Officer. Mr. Hardy is a certified public accountant and has a BBA in Business from Georgia College & State University and a MBA degree from the University of Arkansas.

        THOMAS E. HODAPP has served as a director of ProxyMed since July 2000. In 1999, Mr. Hodapp founded Access Capital Management, a private banking and management firm dedicated to providing financial and strategic advisory services to select, early stage private healthcare and information technology companies. From 1992 to 1998, Mr. Hodapp was a Managing Director for Robertson Stephens & Company, LLC, a leading international investment banking firm, overseeing the firm's Healthcare Managed Care Research Group, with a focus on the managed care, practice management and healthcare information services industries. From 1988 to 1992, he was with Montgomery Medical Ventures, a venture firm focused on the biotechnology, medical device and healthcare service fields. MMV I and II actively managed long-term investments in over 40 early stage companies, many of which the firm was involved in co-founding. Prior to that, Mr. Hodapp researched the healthcare industry as an industry analyst with Goldman, Sachs & Company, S.G. Warburg Securities and Volpe & Covington. Additionally, Mr. Hodapp has been published in a number of major financial and healthcare industry journals and publications, was a two-time selection to the Wall Street Journal Research Analyst All-Star Team, and is a frequent speaker at national healthcare investment and strategy forums.

        MICHAEL K. HOOVER was appointed Chairman of the Board and Chief Executive Officer of ProxyMed in July 2000. He served as President and Director of Healtheon/WebMD Corporation after Healtheon acquired ActaMed Corporation, an eHealth information systems and transaction company similar to ProxyMed in May 1998. Mr. Hoover co-founded ActaMed in May 1992 and served as its President from its inception to May 1998, and as its President and Chief Executive Officer from December 1995 to May 1998. From 1989 to 1992, Mr. Hoover served as the Executive Director of Financial Services of the MicroBilt Division of First Financial Management Corporation. Prior to that, he founded FormMaker Software Corporation, a producer of electronic forms automation systems, and served as its Chief Executive Officer from 1982 to 1988.

        BRADEN R. KELLY was appointed director of ProxyMed in April 2002. Mr. Kelly is a Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on information technology, communications and media investments on a global basis. Mr. Kelly has been with General Atlantic since 1995. Mr. Kelly has extensive experience with applications and services companies and has specific expertise working with healthcare related information technology companies and is a director of Eclipsys Corporation, HEALTHvision, Inc. Predictive Systems, Inc. and Tickets.com, Inc. Prior to joining General Atlantic in 1995, Mr. Kelly was a member of the Mergers, Acquisitions, and Restructurings Department at Morgan Stanley & Co. He graduated with highest honors from the University of Notre Dame with a Bachelors of Business Administration degree in Finance and Business Economics.

        RAFAEL G. RODRIGUEZ re-joined ProxyMed in January 2002 and currently serves as Vice President, In-House Counsel and Secretary. Mr. Rodriguez was Associate Counsel of ProxyMed from June 1997 to February 1999. Between February 1999 to April 2001, he served as Counsel to Milgo Solutions, LLC, (now NextiraOne), a Platinum Equity portfolio company. Prior to first joining ProxyMed in 1997, Mr. Rodriguez was Associate Counsel for GMIS, a McKesson HBOC, Inc. company. Mr. Rodriguez graduated from the University of Pennsylvania School of Law in 1994, and he is admitted to practice law in the states of Pennsylvania, New Jersey and Florida.

        JUDSON E. SCHMID currently serves as Executive Vice President, Chief Financial Officer and Treasurer of ProxyMed. From April 1996 to October 2000, he was ProxyMed's Vice President - Corporate Finance and Corporate Controller. From August 1994 to September 1995, Mr. Schmid was the Corporate Controller for CardioLife Corporation, a privately-held medical provider of transtelephonic cardiac monitoring services. From September 1990 to August 1994, he was the Corporate Controller of Sports-Tech International, Inc., a publicly-held developer and supplier of computer controlled video editing systems for the sports industry. From September 1985 to September 1990, he worked as an Audit Supervisor for two public accounting firms, including KPMG. Mr. Schmid is a certified public accountant.

         EUGENE R. TERRY has been a director of ProxyMed since August 1995. Mr. Terry is a pharmacist and is a principal of T.C. Solutions, a privately-held investment and financial services consulting firm. Until 2001, Mr. Terry was a director on the board of In-Home Health, a home health care company acquired by Manor Care, Inc. In 1980, Mr. Terry founded Bloodline, Inc., a New Jersey-based company engaged in the blood services business and served as Chairman of Bloodline until December 2000. In 1971, Mr. Terry founded Home Nutritional Support, Inc. ("HNSI"), one of the first companies established in the home infusion industry. In 1984, HNSI was sold to Healthdyne, Inc. HNSI was later sold to the W.R. Grace Group. From 1975 to 1984, Mr. Terry was also founder and Chief Executive Officer of Paramedical Specialties, Inc., a respiratory and durable medical equipment company, which was also sold to Healthdyne, Inc. Currently, Mr. Terry serves as a consultant to Gender Sciences, Inc. a Nasdaq nutraceuticals company located in New Jersey.

        TIMOTHY J. TOLAN was appointed Senior Vice President of Business Development in January 2001. Before joining ProxyMed, Mr. Tolan was Vice President of Sales for ePhysician, Inc from May 2000 until his appointment at ProxyMed. He was Vice President of Sales - Lab/PBM for Healtheon/WebMD Corporation from August 1998 through May 2000. Prior to Healtheon/WebMD, Mr. Tolan also held the position of Vice President of Sales - Eastern Region for CITATION Computer Systems, a laboratory information system company. Prior to CITATION, Mr. Tolan spent twelve years in the physician practice management market.

                                 STOCK OWNERSHIP

        The following table sets forth information to our knowledge or as reported to us regarding the beneficial ownership of our common stock as of April 8, 2002, with respect to (i) each person known to us to be the beneficial owner of more than 5% of our common stock, including exercisable options and warrants; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of our directors and officers as a group. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission, or SEC.

   Name and Address (1)                    # of Shares (2)     % of Class
   -----------------                      ---------------      ----------
   Edwin M. Cooperman (3)                         5,508             *

   Gerald B. Cramer (4)                         105,581           1.6%

   Michael S. Falk (5)                          125,763           1.9%

   John Paul Guinan (6)                           9,695             *

   Nancy J. Ham (7)                              21,014             *

   Lonnie W. Hardin (8)                           7,024             *

   A. Thomas Hardy (9)                           64,714           1.0%

   Thomas E. Hodapp (10)                          6,978             *

   Michael K. Hoover (11)                       256,333           3.8%

   Braden R. Kelly (12)                       1,569,366          23.4%

   Frank M. Puthoff (13)                         19,740             *

   Judson E. Schmid (14)                          5,804             *

   Eugene R. Terry (15)                          10,111             *

   Timothy J. Tolan (16)                         16,231             *

   General Atlantic Partners, LLC (12)        1,569,366          23.4%
   Three Pickwick Plaza
   Greenwich, CT 06830

   All directors and officers                 2,229,084          32.1%
     as a group (21 persons) (17)

-----------------
*Less than 1%

(1) The address for each person, unless otherwise noted, is 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317-7424.

(2) In accordance with Rule 13d-3 of the Exchange Act, shares that are not outstanding, but that are subject to options, warrants, rights or conversion privileges exercisable within 60 days from April 8, 2002, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person.

(3) Includes 450 shares held of record and 5,058 shares issuable upon the exercise of currently exercisable stock options.

(4) Includes 99,247 shares held of record directly by Mr. Cramer and various related parties (including family members and trusts established by Mr. Cramer), 4,445 shares issuable upon the exercise of currently exercisable stock options, and 1,889 shares issuable upon the exercise of currently exercisable warrants held by such related parties.

(5) Includes 124,040 shares held of record and 1,723 shares issuable upon the exercise of currently exercisable warrants.

(6) Includes 66 shares held of record and 9,629 shares issuable upon the exercise of currently exercisable stock options.

(7) Includes 3,333 shares held of record and 17,681 shares issuable upon exercise of currently exercisable stock options.

(8) Includes 7,024 shares issuable upon exercise of currently exercisable stock options.

(9) Includes 48,643 shares held of record and 16,071 shares issuable upon exercise of currently exercisable stock options.

(10) Includes 2,533 shares held of record and 4,445 shares issuable upon exercise of currently exercisable stock options.

(11) Includes 139,117 shares held of record (including 5,025 shares gifted to family member in December 2001) and 117,216 shares issuable upon exercise of currently exercisable stock options.

(12) Includes the following shares of common stock held by various General Atlantic entities: (i) 1,289,821 shares owned by General Atlantic Partners 74, L.P.; (ii) 175,141 shares owned by GAP Coinvestment Partners II, L.P.; (iii) 101,833 shares owned by GapStar, LLC; and (iv) 2,571 shares owned by GAPCO GmbH & Co. KG. These shares, along with warrants to purchase 549,279 shares of common stock (which are not exercisable until April 5, 2003 and are thus excluded from these numbers), were acquired in a private placement transaction completed on April 5, 2002. Braden R. Kelly, a director of the Company, is a managing member of General Atlantic Partners, LLC and general partner of GAP Coinvestment Partners II, L.P. General Atlantic Partners, LLC is the general partner of General Atlantic Partners 74, L.P. and the manager member of GapStar, LLC. All but one of the managing members are also the general partners of GAP Coinvestment Partners II, L.P. and all of the managing members of General Atlantic Partners, LLC are authorized and empowered to vote and dispose of the shares held by GAPCO GmbH & Co KG. Mr. Kelly disclaims beneficial ownership of the shares referred in clauses (i), (ii), (iii) and (iv) above, except to the extent of his pecuniary interest herein.

(13) Includes 728 shares held of record and 19,012 shares issuable upon exercise of currently exercisable stock options.

(14) Includes 1,186 shares held of record and 4,618 shares issuable upon exercise of currently exercisable stock options.

(15) Includes 10,111 shares issuable upon exercise of currently exercisable stock options.

(16) Includes 1,333 shares held of record and 14,898 shares issuable upon exercise of currently exercisable stock options.

(17) Includes 1,990,045 shares held of record by the named officers and directors and their related parties and 239,039 shares issuable upon exercise of currently exercisable stock options and warrants.

ITEM 1. ELECTION OF DIRECTORS

        Directors are elected annually at our annual meeting of shareholders. The Company currently has seven directors, with each director holding office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified or until the earlier death, resignation, removal or disqualification of the director. The Company's officers are elected annually by the directors. Management of the Company has nominated seven directors currently serving as directors for election to the Board of Directors.

        The following nominees may be elected by plurality vote. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE FOR ELECTION TO THE BOARD. It is intended that proxies will be voted for the following nominees, unless otherwise directed:

Name                          Position
----                          --------

Michael K. Hoover             Chairman of the Board and Chief
                              Executive Officer

Edwin M. Cooperman            Director

Gerald B. Cramer              Director

Michael S. Falk               Director

Thomas E. Hodapp              Director

Braden R. Kelly               Director

Eugene R. Terry               Director

        In January 2002, the Board of Directors restructured its composition and reduced its size from nine (9) to seven (7). In connection with such restructuring, three directors, Harold S. Blue, Donald G. Drapkin and Bertram J. Polan, resigned as directors of the Company effective January 17, 2002.

        MEETINGS - With the exception of one former director, Mr. Donald Drapkin, all directors attended more that 75% of the meetings of the Board of Directors for the fiscal year ended December 31, 2001. There were a total of 13 Board meetings held during such year.

        AUDIT COMMITTEE - Our Audit Committee consists of three non-employee, independent directors: Eugene R. Terry (Chair), Edwin M. Cooperman and Gerald B. Cramer. The Audit Committee is responsible for meeting with representatives of our independent accountants and with representatives of senior management to review the general scope of our annual audit, matters relating to internal audit control systems and the fee charged by the independent accountants. In addition, pursuant to its Charter, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by our independent accountants and for recommending the engagement or discharge of our independent accountants.

        COMPENSATION COMMITTEE - Our Compensation Committee consists of three non-employee, independent directors: Edwin M. Cooperman (Chair), Gerald B. Cramer and Thomas E. Hodapp. The Compensation Committee is responsible for approving and reporting to the Board on the annual compensation for all officers, including salary, stock options and other consideration, if any. The Compensation Committee is also responsible for granting stock options to be made under our existing plans.

COMPENSATION OF DIRECTORS

        Our employee directors are not compensated for their services as directors. Non-employee directors are compensated with stock options for their services as directors as follows: Effective on May 22, 2002, each non-employee director will be granted 15,000 stock options upon his or her initial election to the Board of Directors by the shareholders. On each subsequent election by the shareholders, each non-employee director receives an additional 5,000 share stock option grant. Additionally, each non-employee director receives a 2,500 share stock option grant for each subcommittee membership. Both the subsequent 5,000 share grant and the 2,500 share subcommittee grant are subject to and pro-rated for board and subcommittee attendance. All directors are reimbursed for reasonable expenses incurred in attending board meetings.

        In September 2000, all non-employee directors, except for Mr. Blue (who resigned in January 2002) and Mr. Falk, received a stock option for 13,333 shares of our stock vesting over three years at a price of $18.30 per share. Mr. Drapkin, who also resigned in January 2002, as the then Chairman of the Audit and Compensation Committees, also received in September 2000 an option for an additional 13,333 shares on the same terms. In addition, two non-employee directors received stock options under the 1995 Outside Plan upon the directors' initial election or appointment to the Board of Directors. Messrs. Terry and Polan, who resigned in January 2002, upon joining the Board, were each granted options to purchase 5,000 shares of common stock at an exercise price of $47.55. These options are now fully vested.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires our officers and directors, and persons who own more than 10% of the registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

        Based on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Form 5's were required for those persons, we believe that during our fiscal year ended December 31, 2001, all filing requirements applicable to our officers and directors and greater than 10% beneficial owners were complied with, except that Messrs. Cramer and Falk failed to timely file Form 5's relating to their respective participation in the Company's Series C Preferred Stock Conversion Offer and Series C Warrant Exchange Offer.

EXECUTIVE COMPENSATION

        The following table sets forth the compensation paid during the past three fiscal years to our Chief Executive Officers and our other four most highly compensated executive officers during year 2001 with annual compensation over $100,000 for such years (the "named executive officers"), plus up to two additional individuals for whom disclosure would have been provided but for the fact that the individuals were not serving as executive officers at the end of the last completed fiscal year:

                                                   SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------------------------
                                                                                       LONG-TERM COMPENSATION
                                    --------------------------------------      -----------------------------------
                                             ANNUAL COMPENSATION                         AWARDS             PAYOUTS
                                    --------------------------------------      ------------------------    -------
                                                                     OTHER      RESTRICTED    SECURITIES                   ALL
        NAME AND                                                    ANNUAL        STOCK       UNDERLYING     LTIP         OTHER
       PRINCIPAL                       SALARY          BONUS         COMP.        AWARD(S)     OPTIONS/     PAYOUTS      COMPEN-
        POSITION            YEAR        ($)             ($)           ($)           ($)        SARS (#)       ($)       SATION ($)
--------------------------------------------------------------------------      --------------------------------------------------
Michael K. Hoover           2001     110,019             --             --           --          19,104         --      1,000(8)
Chairman and Chief          2000      56,553(1)          --        285,000(1)        --         333,333         --      1,000(8)
Executive Officer

John Paul Guinan            2001     175,155             --             --           --           2,740         --      1,000(8)
EVP - Prescription          2000     188,059             --             --           --          26,667         --      1,000(8)
Services                    1999     180,609          5,000             --           --           2,333(10)     --         --

Nancy J. Ham                2001     141,096             --         26,180(5)        --           9,596         --      1,000(8)
President and Chief         2000      35,585(6)       5,000(3)          --           --          43,333         --         --
Operating Officer

Lonnie W. Hardin            2001     137,800         14,138(2)          --           --           3,000         --      1,000(8)
SVP, Payer Services         2000     137,800          8,750(3)          --           --          13,333         --      1,000(8)
                            1999     116,817             --         39,693(4)        --           1,434(10)     --         --

A. Thomas Hardy             2001     199,904             --             --           --          12,624         --      1,000(8)
SVP - Lab Services and      2000     230,602         20,000(4)          --           --          20,000         --      8,667(9)
President of Key            1999     238,457        100,000             --           --           9,467(10)     --      8,000(9)
Communications Service,
Inc.

Frank M. Puthoff            2001     144,817(7)          --             --           --           5,201         --     86,832(7)
EVP and Chief Legal         2000     157,988         10,000(3)          --           --          10,000         --      1,000(8)
Officer                     1999     144.835         15,000             --           --              --         --         --

---------------
(1) Mr. Hoover joined us on July 28, 2000. As part of his employment agreement dated July 28, 2000, Mr. Hoover was awarded 13,333 shares of common stock valued at $285,000.

(2)      Earned in 2001 but not paid until January 2002.

(3)      Earned in 2000 but not paid until January 2001.

(4)      Consists of reimbursement of relocation expenses.

(5)      Consists of reimbursement of living expenses for Florida housing.

(6)      Ms. Ham joined us on October 16, 2000.

(7) Pursuant to Mr. Puthoff's separation agreement dated September 21, 2001, he was paid regular wages for 90 days through December 21, 2001. Additional severance payments totaling $86,832 were accrued by us at December 31, 2001 and are payable to Mr. Puthoff through June 25, 2002.

(8)      Matching employer contributions made under the ProxyMed, Inc. 401(k)
         Plan.

(9) Includes matching employer contributions of $8,000 the Key Communications Service, Inc. 401(k) Plan for 1999 and 2000 and $667 made under the ProxyMed, Inc. 401(k) Plan for 2000.

(10) These options were canceled by the Company's Board of Directors in January 2002 are expected to be re-issued after six months at the then current market price.

        The following table provides information on stock option grants during fiscal year 2001 to each of the named executive officers:

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE VALUE
                                                                                             AT ASSUMED ANNUAL RATES
                                                                                           OF STOCK PRICE APPRECIATION
                                   INDIVIDUAL GRANTS                                              FOR OPTION TERM*
-------------------------------------------------------------------------------------     -----------------------------
                                              % OF TOTAL
                         # OF SECURITIES     OPTIONS/SARS
                            UNDERLYING         GRANTED TO     EXERCISE
                          OPTIONS/ SARS       EMPLOYEE IN     OR BASE      EXPIRATION
     NAME                    GRANTED          FISCAL YEAR      PRICE         DATE               5%              10%
-------------------------------------------------------------------------------------     ----------------------------
Michael K. Hoover             6,104               6.0%       $   19.65       3/8/11           $75,432         $191,159
Michael K. Hoover             3,867               3.8%       $   15.15      4/23/11           $36,844         $ 93,369
Michael K. Hoover             9,133               9.0%       $   13.80      7/25/11           $79,263         $200,868
John Paul Guinan                740               0.7%       $   19.65       3/8/11           $ 9,145         $ 23,175
John Paul Guinan                593               0.6%       $   15.15      4/23/11           $ 5,650         $ 14,318
John Paul Guinan              1,407               1.4%       $   13.80      7/25/11           $12,211         $ 30,945
Nancy J. Ham                    596               0.6%       $   19.65       3/8/11           $ 7,365         $ 18,665
Nancy J. Ham                  2,680               2.6%       $   15.15      4/23/11           $25,534         $ 64,709
Nancy J. Ham                  6,320               6.2%       $   13.80      7/25/11           $54,850         $139,000
Lonnie W. Hardin                893               0.9%       $   15.15      4/23/11           $ 8,508         $ 21,562
Lonnie W. Hardin              2,107               2.1%       $   13.80      7/25/11           $18,286         $ 46,341
A. Thomas Hardy               4,624               4.6%       $   19.65       3/8/11           $57,142         $144,810
A. Thomas Hardy               2,380               2.4%       $   15.15      4/23/11           $22,676         $ 57,466
A. Thomas Hardy               5,620               5.6%       $   13.80      7/25/11           $48,775         $123,604
Frank M. Puthoff              3,201               3.2%       $   19.65       3/8/11           $39,557         $100,246
Frank M. Puthoff                593               0.6%       $   15.15      4/23/11           $ 5,650         $ 14,318
Frank M. Puthoff              1,407               1.4%       $   13.80      7/25/11           $12,211         $ 30,945

*The assumed annual rates of stock price appreciation are required disclosures, and are not intended to forecast future stock appreciation.

        The following table sets forth certain information concerning unexercised options held by each of the named executive officers:

                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                        AND FY-END OPTIONS/SAR VALUES
--------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                       OPTIONS/SARS AT FY-END (#)      OPTIONS/SARS AT FY-END ($)**
                                                      -----------------------------    -----------------------------
                           # OF SHARES
                           ACQUIRED ON    $ VALUE
          NAME              EXERCISE      REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
--------------------------------------    --------    -----------------------------    -----------------------------
Michael K. Hoover                 --          --         117,215          235,222         $15,809        $104,500
John Paul Guinan                  --          --           9,629           19,778         $ 1,917         $16,079
Nancy J. Ham                      --          --          15,040           37,889        $106,118        $281,498
Lonnie W. Hardin                  --          --           7,024            9,309         $20,738         $ 3,376
A. Thomas Hardy                   --          --          16,071           16,553         $50,400         $25,884
Frank M. Puthoff                  --          --          19,012            2,000         $ 8,291         $16,079

** Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the common stock, which was $22.24 on December 31, 2001.

        There were no awards made to named executive officers in the last completed fiscal year under any long-term incentive plan for performance to occur over a period longer than one fiscal year. We do not have any defined benefit or actuarial plans for our employees. Certain stock options for executive officers and directors were amended in 2000 and 2001 to allow for extensions of exercise periods (typically one to three years) after termination of employment. Additionally, in January 2002, the exercise period of certain vested options held by our three resigning directors were extended through December 31, 2003 and the Compensation Committee of our Board of Directors agreed to authorize bonuses for members of executive and senior management in the event of a change in control of our company. These bonuses would be based on the calculated per share value of the transaction, are payable in cash and/or stock, and are contingent upon certain conditions including obtaining a minimum per share value and being an active employee at the time of such event.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is responsible for administering, reviewing and approving compensation arrangements with respect to executive compensation which includes base salaries, annual incentives and long term stock option plans, as well as any executive benefits and/or perquisites. In addition, the Compensation Committee is responsible for any awards and administration of the Company's stock option plans and grant of options to newly-hired employees, and any future equity incentive plans.

        Mr. Hoover has been Chairman of the Board and Chief Executive Officer of the Company since July 2000. His annual base salary is $150,000 pursuant to his employment with the Company and upon commencing employment, he was granted 13,333 restricted shares of common stock and an option to purchase 333,333 shares of common stock at an exercise price of $22.50 per share. The Compensation Committee believes that while his annual base salary is in the low range paid to similarly situated executives at similar companies, his interests are directly aligned with our shareholders due to the fact that as of the date of this report, Mr. Hoover beneficially owns approximately 4% of the Company due to his own direct purchases of the Company's stock and his stock options.

        The Compensation Committee's general philosophy with respect to the compensation of the Chief Executive Officer and other executive officers is to offer competitive compensation packages designed to attract and retain key executives critical to the success of the Company. In general, subjective factors rather than specific criteria of the Company's performance have been used in determining and approving executive compensation. The Compensation Committee intends to review the performance and compensation of the executive officers annually, in conjunction with performance of the Company. The Company's compensation programs include a base salary, annual bonus awards based on individual and Company performance, as well as the granting of stock options designed to provide long-term incentives and aligning the interest of management with those of the Company's shareholders.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company's Chief Executive Officer and the four (4) other most highly compensated executive officers, unless such compensation is "performance based". For purposes of Section 162(m), the Company currently intends to structure any performance-based portion of the compensation of its executive officers that it might develop in a manner that complies with Section 162(m).

        We have a "key person" life insurance policy for our benefit on the life of Mr. Hoover in the amount of $1,000,000.

        In January 2002, our Compensation Committee offered to cancel up to 37,767 stock options with exercise prices ranging from $57.45 to $202.50 issued to our officers and employees. As of April 8, 2002, all of these stock options, including 24,233 options issued to named executive officers, have been canceled. It is intended that these stock options be re-issued six months after cancellation at the then current market price.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Edwin M. Cooperman, Chair
Gerald B. Cramer
Thomas E. Hodapp


REPORT OF THE AUDIT COMMITTEE(1)

         The Audit Committee is composed of "independent" directors as defined in standards promulgated by the Securities and Exchange Commission and the National Association of Securities Dealers. All members of the Audit Committee share equally the responsibility for the performance of the functions set forth below and in its Charter.

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, all matters required to be discussed by Statement of Auditing Standards 61 "Communications with Audit Committees". In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence.

         The Audit Committee discusses with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with or without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2001.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Board approved the selection of the Company's independent auditors for the year ending December 31, 2002.

----------------
(1) THIS SECTION IS NOT "SOLICITING MATERIAL," IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN SUCH FILING.

         Fees Paid to Independent Accountants

         The Securities and Exchange Commission's Final Rule on Auditor Independence requires that the Company make the following disclosures regarding the amount of fees billed by its independent auditors and the nature of the work for which these fees were billed:

         Audit Fees

         Aggregate fees and expenses incurred for PricewaterhouseCoopers' audit of the Company's annual financial statements for the year ended December 31, 2001 and for it reviews of the financial statements included in the Company's Forms 10-Q for year ended December 31, 2001 totaled $108,200. Of this amount, $26,700 had been billed as of December 31, 2001. The balance of the fees was billed prior to the date of this Proxy Statement.

         Financial Information Systems Design and Implementation Fees

         There were no fees billed for any financial information systems design and implementation services rendered by PricewaterhouseCoopers for the year ended December 31, 2001.

         All Other Fees

         Aggregate fees for all other services provided by PricewaterhouseCoopers for the year ended December 31, 2001 totaled $25,500, all of which had been billed as of December 31, 2001.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Eugene R. Terry, Chair
Gerald B. Cramer
Edwin M. Cooperman

PERFORMANCE GRAPH

         Over the years, the Company's business has evolved into a leading technology company servicing the healthcare industry. As a result, this performance graph includes not only a comparison to the Nasdaq Health Services index but also a peer group of other healthcare information technology companies consisting of Allscripts Healthcare Solutions, Cerner Corporation, Eclipsys Corporation, First Consulting Group, Inc., IDX Systems Corporation, InfoCure Corporation, NDCHealth Corporation, Neoforma, Inc., Per-Se Technologies, Inc., QuadraMed Corporation, Quality Systems, Inc., Quovadx, Inc., TriZetto Group, Inc. and WebMD Corporation.

                                    [GRAPH]

EMPLOYMENT AGREEMENTS WITH THE NAMED EXECUTIVE OFFICERS

         In July 2000, we entered into an employment agreement with Mr. Hoover. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days written notice or by the employee upon 30 days' written notice prior to the end of the initial term or any extension. Mr. Hoover currently receives an annual base salary of $150,000 and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans which we may now have or in the future develop. He may be terminated for "cause" as defined in his agreement. If terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If, upon 90 days prior written notice, he is terminated "without cause", he will be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

         In October 2000, we entered into an employment agreement with Ms. Ham. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days' written notice or by the employee upon 30 days written notice prior to the end of the initial term or any extension. Ms. Ham currently receives an annual base salary of $170,000 plus reimbursement for living expenses while in Florida, and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans which we may now have or in the future develop. Upon her promotion to president in October 2001, Ms. Ham was awarded a $25,000 salary increase which she had deferred until April 1, 2002. In lieu of this increase, she was granted 2,640 stock options at an exercise price of $16.82 per share which vested on March 31, 2002. She may be terminated for "cause" as defined in her agreement. If terminated for cause, she will be entitled to base salary earned, and she will retain all vested stock options. If, upon 90 days' prior written notice, she is terminated "without cause", she will be entitled to receive an amount equal to her base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

         In December 1995, we entered into an employment agreement with Mr. Guinan, which is automatically extended from year to year unless terminated by either party upon 60 days written notice. Mr. Guinan currently receives an annual base salary of $175,000 and is entitled to such bonuses as may be awarded from time to time by the Board of Directors and to participate in any stock option plans which we may now have or in the future develop. Mr. Guinan may be terminated for "cause" as defined in the agreement. If he is terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If he is terminated "without cause", then he will be entitled to receive an amount equal to his base salary and bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

         In March 2001, we entered into an employment agreement with Mr. Hardin. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days' written notice or by the employee upon 30 days written notice prior to the end of the initial term or any extension. Mr. Hardin currently receives an annual base salary of $160,000, and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans which we may now have or in the future develop. He may be terminated for "cause" as defined in his agreement. If terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If, he is terminated "without cause", he will be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

         In December 1998, upon acquiring Key Communications, we entered into a three-year employment agreement with Mr. Hardy. Under this agreement, Mr. Hardy received an annual base salary of $225,000 and was eligible to receive an annual bonus up to $40,000 as may be awarded by the Board of Directors. In December 2001, we entered into a new employment agreement with Mr. Hardy. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days' written notice or by the employee upon 30 days written notice prior to the end of the initial term or any extension. Under this new agreement, Mr. Hardy currently receives an annual base salary of $175,000 and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans which we may now have or in the future develop. He may be terminated for "cause" as defined in his agreement. If terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If he is terminated "without cause", he will be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants.

         In November 1996, we entered into an employment agreement with Mr. Puthoff. The agreement was for a three-year term and automatically extended from year to year thereafter unless terminated by us upon 90 days' written notice or by the employee upon 30 days written notice prior to the end of the initial term or any extension. Mr. Puthoff received an annual base salary of $155,750, and was entitled to such bonuses as may be awarded from time to time and to participate in any stock option or bonus plans which we had or may in the future develop. He may be terminated for "cause" as defined in his Agreement. If terminated for cause, he would be entitled to base salary earned, and he would retain all vested stock options. If, upon 90 days' prior written notice, he would be terminated "without cause", he would be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for nine months following termination, plus any unvested options shall vest, unless specifically restricted from doing so. In addition, the agreement contains confidentiality and non-competition covenants. On September 21, 2001, Mr. Puthoff entered into a separation agreement and was entitled to severance pay totaling $86,832 commencing December 21, 2001. In addition, options to purchase 7,223 shares of common stock at exercise prices ranging from $22.95 to $198.75 automatically vested. Of the 21,013 options now held by Mr. Puthoff, the expiration dates of 20,680 options were shortened to December 21, 2004.

LIABILITY AND INDEMNIFICATION OF OUR DIRECTORS AND OFFICERS

         The Florida Business Corporation Act provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 607.0834 of the Florida Business Corporation Act, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for a violation of criminal law. Our Restated Articles of Incorporation and Bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Section
607.0831 of the Florida Business Corporation Act, including circumstances in which indemnification is otherwise discretionary. We have procured and maintain insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers. We have entered into indemnification agreements with most of our directors and executive officers limiting their personal liability for monetary damages and reasonable attorney fees, except for liability that cannot be eliminated under the Florida Business Corporation Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In April 1997, we made loans totaling $350,000 to Mr. Blue, our former chairman of the board and chief executive officer. The funds were advanced pursuant to two demand promissory notes in the principal amounts of $290,000 and $60,000, respectively, each bearing interest at a rate of 7-3/4% per annum. On June 30, 2000, we amended the terms of these notes whereby interest on the notes ceased to accrue subsequent to July 1, 2000 and the loan plus accrued interest, totaling $435,900 at June 30, 2000, would be payable in a balloon payment in December 2001. The loans were collateralized with options to purchase 36,667 shares of common stock granted to Mr. Blue under our stock option plans. As of December 31, 1999, these loans were included in other assets on the balance sheet; as of December 31, 2000, all amounts owed under these loans were reclassified to stockholders' equity.

        In December 2001, a payment of $250,000 was received from Mr. Blue and applied against the outstanding balance of the loans. We agreed to refinance the remaining $185,983 balance and a new promissory note was executed by Mr. Blue. This new note requires monthly interest payments at prime rate plus 1%, established at the beginning of each calendar quarter, and is payable in a balloon payment on or before December 31, 2003. The note is collateralized with options to purchase 36,667 shares of common stock granted to Mr. Blue under the our stock option plans along with additional warrants granted to Mr. Blue from various other public companies. In January 2002, Mr. Blue resigned from the our Board of Directors and the remaining Board members agreed to extend the exercise period of the our stock options held as collateral for the note in an effort to maximize the potential for repayment.


ITEM 2.   ADOPTION OF THE PROPOSED 2002 STOCK OPTION PLAN

        The Board of Directors has adopted the 2002 Stock Option Plan (the "2002 Plan"), for its employees, officers and directors. The 2002 Plan is effective May 22, 2002, upon shareholder approval. The purpose of the 2002 Plan is to attract and retain directors, officers, other key employees and consultants, to encourage stock ownership by such persons and to give them a greater personal interest in the success of the Company.

        The following description of the 2002 Plan is qualified by reference to the complete text of such Plan which is set forth on Exhibit A to this Proxy Statement.

        The 2002 Plan provides for the issuance of up to 600,000 shares upon exercise of options designated as either "incentive stock options" ("ISO") or "non-qualified options" ("NQSO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The 2002 Plan is administered by the Compensation Committee of the Board of Directors which determines, among other things, the persons to be granted options under the 2002 Plan, the number of shares subject to each option and the option price. The exercise price of any incentive stock option granted under the 2002 Plan may not be less than the fair market value of the shares subject to the option on the date of grant; provided, however, that the exercise price of any incentive stock option granted to an eligible employee owning more than 10% of the outstanding common stock may not be less than 110% of the fair market value of the shares underlying such options on the date of grant. Non-qualified options may not be granted with exercise prices less than the fair market value of the shares subject to the option on the date of grant. The term of each option and the manner in which it may be exercised is determined by the Board of Directors or a committee appointed by the Board of Directors provided that no option may be exercisable more than ten years after the date of grant and, in the case of an incentive stock option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of grant. Incentive stock options may be granted only to employees and no option granted to an employee may be exercised unless, at the time of exercise, the grantee is an employee of the Company or a subsidiary, and in the event of death, options may be exercised during a twelve month period following such event. The Company may grant an employee options for any numbers of shares, except that the value of the shares subject to one or more incentive stock options first exercisable in any calendar year may not exceed $100,000 (determined at the date of grant). Options are not transferable, except upon the death of the optionee or for estate planning purposes under certain circumstances and if approved by the Board of Directors. The 2002 Plan has change of control provisions.

        A summary of the federal income tax treatment under the Code, as presently in effect, of options granted under the 2002 Plan is as follows. The Company recommends that optionees seek independent tax advice with respect to their options.

        With respect to incentive stock options, an optionee will not recognize any taxable income at the time an ISO is granted and the Company will not be entitled to a federal income tax deduction at that time. No ordinary income will be recognized by the holder of an ISO at the time of exercise. The excess of the market value of the shares of the Company's Common Stock at the time of exercise over the aggregate option price will be an adjustment to alternative minimum taxable income for purposes of the federal "alternative minimum tax" at the date of exercise. If the optionee holds the shares of the Company's common stock acquired upon exercise of the ISO for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long-term capital gain or loss, as the case may be, and the Company will not be entitled to a federal income tax deduction. If the shares of the Company's common stock are disposed of in a sale, exchange of other "disqualifying disposition" within two years after the date of grant or within one year after the date of exercise, the optionee will realize ordinary income in an amount equal to the excess of the market value of the shares of the Company's common stock at the time of exercise, over the aggregate option price. The Company may be entitled to a federal income tax deduction equal to such amount.

        With respect to non-qualified stock options, the granting of a NQSO does not produce taxable income to the recipient or a tax deduction to the Company. Taxable ordinary income will be recognized by the holder at the time of such exercise in an amount equal to the excess of the market value of shares of the Company's common stock purchased at the time of such exercise over the aggregate option price. The Company may be entitled to a corresponding federal income tax deduction. Upon a subsequent disposition of the shares of the Company's common stock, optionee will generally recognize taxable capital gain or loss based upon the difference between the per share market value at the time of exercise and the per share selling price. Taxable income at the time or exercise will constitute wages subject to withholding of income tax and the Company will be required to make whatever arrangements are necessary to insure that funds equaling the amount of tax required to be withheld are available for payment. The tax basis for the shares of the Company's common stock acquired is the option price plus the taxable income recognized.

        THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED 2002 STOCK OPTION PLAN.


ITEM 3. RATIFICATION AND APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH A PRIVATE PLACEMENT OF THE COMPANY'S COMMON STOCK.

GENERAL

        On April 5, 2002, pursuant to a Stock and Warrant Purchase Agreement (the "Purchase Agreement"), the Company sold 1,569,366 shares of its common stock (the "Primary Shares") at a price of $15.93 per share, representing the market value of the common stock, in a private placement (the "Private Placement") to General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, and GAPCO GmbH & Co. KG. (the "General Atlantic Purchasers"), four companies affiliated with General Atlantic Partners, LLC ("General Atlantic"), a private equity investment fund. The Company received net proceeds of approximately $25 million in the Private Placement, which it intends to use for working capital. As a result of the purchase of the Primary Shares, on April 5, 2002, the General Atlantic Purchasers owned approximately 23.4% of the then outstanding shares of the Company's common stock.

        In connection with the Private Placement, the Company issued warrants (the "Warrants") exercisable into 549,279 shares of common stock (the "Warrant Shares") at an exercise price of $15.93 per share. The Warrants may be exercised at any time after April 5, 2003, and prior to April 5, 2004, except that if the shareholders of the Company do not approve this proposal to approve and ratify the exercise of the Warrants, then the April 5, 2004 deadline for exercising the Warrants will be extended until 90 days after the date on which the holders of the Warrants can exercise the Warrants in compliance with relevant Nasdaq rules.

        Pursuant to certain Registration Rights Agreements (the "Registration Rights Agreements"), the Company granted the General Atlantic Purchasers and certain of their transferees and affiliates certain demand and "piggy back" registration rights starting one year from closing.

        Additionally, in connection with the Private Placement, the Company's Board of Directors appointed a managing member of General Atlantic to fill an existing vacancy on the Company's Board, and will appoint another Board member nominated by General Atlantic at some point in the future to replace an existing director position. The Company has agreed, subject to the proper discharge by the Board of its fiduciary duties, that so long as the General Atlantic Purchasers own at least 5% of the outstanding shares of the Company's common stock, the Board shall nominate two persons designated by General Atlantic to stand for election at any subsequent meeting of the Company's shareholders at which a vote for the election of directors is held.

        Shareholders should read the complete text of the Purchase Agreement, the Warrants and the Registration Rights Agreements, copies of which have been filed by the Company with the Commission in a Form 8-K filed on March 29, 2002 and in a Form 8-K filed on April 8, 2002. The summary of the Purchase Agreement, the Warrants and the Registration Rights Agreement contained in this proxy statement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of such documents.

THE NASDAQ STOCK MARKET, INC. RULE 4350

        Under Rule 4350 adopted by The NASDAQ Stock Market, Inc. ("Nasdaq"), the Company is generally required to obtain shareholder approval prior to issuing any shares of the Company's common stock that results in a change of control of the Company. As a result of the issuance of the Primary Shares, the General Atlantic Purchasers acquired approximately 23.4% of the issued and outstanding shares of the Company's common stock on the date of issuance. Were the General Atlantic Purchasers able to, and did in fact, immediately exercise all of their Warrants, they would collectively own approximately 29.6% of the issued and outstanding shares of the Company's common stock on the date of issuance. In order to prevent a deemed change of control of the Company from occurring for purposes of the Nasdaq rules, the General Atlantic Purchasers have agreed that they will not, without first receiving shareholder approval, exercise the Warrants, if as a result of such exercise, the General Atlantic Purchasers would own shares of the Company's common stock, which, when aggregated with the Primary Shares purchased in the Private Placement, would represent in excess of approximately 23.4% of all the outstanding shares of Company common stock. Approval of this Proposal will result in the General Atlantic Purchasers being entitled to exercise the warrants commencing on April 5, 2003 and, as a result of any such exercises the General Atlantic Purchasers may own greater than 23.4% of the Company's common stock.

SHAREHOLDER APPROVAL

        A majority of the total shares present and voting on the Proposal at the Annual Meeting of Shareholders, in person or by proxy, shall constitute the required approval. Accordingly, the Board of Directors of the Company is seeking shareholder ratification and approval of the issuance of the Warrant Shares upon exercise of the Warrants even if the General Atlantic Purchasers would own greater than 23.4% of the Company's common stock as a result of such exercise.

        The approval of the Warrant exercise Proposal will result in the Warrants either being exercised or terminated on April 5, 2004, earlier than might be the case if the Proposal is not approved. If the Warrants are exercised in full, the Company will receive approximately $8.75 million from the holders of the Warrants as payment of the exercise price. However, approval of the Warrant exercise Proposal could result in the General Atlantic Purchasers holding a greater ownership and voting percentage in the Company than they otherwise would. This would increase the ability of the General Atlantic Purchasers to influence votes by the Company's shareholders.

        The Board of Directors of the Company recommends a vote for the approval of the Warrant exercise Proposal. The Board believes that the agreements entered into with the General Atlantic Purchasers and the possibly accelerated exercise of the Warrants will provide opportunities to the Company that might otherwise be unavailable. The Company believes that the Private Placement and the exercise of the Warrants is in the best interests of the Company and its shareholders because such Private Placement and exercise allows the Company to raise capital on terms that compare favorably to the Company's other financing options. In reaching its decision to consummate the Private Placement and recommend this Proposal to the Company's shareholders, the Board considered, among other things, the Company's long-term strategic plan, its capital structure, its resources, operations, management and historical and potential earnings, as well as the Company's future prospects both with and without the Private Placement and the exercise of the Warrants, and the Company's other financing options.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT ALL SHAREHOLDERS VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE WARRANT EXERCISE PROPOSAL.

                             INDEPENDENT ACCOUNTANTS

        The Board has appointed PricewaterhouseCoopers LLP, Fort Lauderdale, Florida, as independent accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting of Shareholders and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                                  OTHER MATTERS

        The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

                              SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the Year 2003 Annual Meeting of Shareholders of the Company must be received by the Company no later than January 22, 2003, at its principal executive offices, 2555 Davie Road, Suite 110, Fort Lauderdale, Florida 33317, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the Year 2003 Annual Meeting of Shareholders.


                             ADDITIONAL INFORMATION

        Accompanying this proxy statement is a copy of the Company's annual report, which includes a copy of the Annual Report on Form 10-K. Additional copies of the Company's Annual Report on Form 10-K may be obtained from the Company on written request. Items 6-9 of the Company's Annual Report on Form 10-K are incorporated by reference herein.


                                           BY ORDER OF THE
                                           BOARD OF DIRECTORS


                                           Rafael G. Rodriguez, Secretary

April 22, 2002
Fort Lauderdale, Florida

                                                                       EXHIBIT A
                                 PROXYMED, INC.

                             2002 STOCK OPTION PLAN


         1.       PURPOSE OF THE PLAN

The purpose of this Plan is to further the growth of ProxyMed, Inc., a Florida corporation, and its subsidiaries (the "Company") by offering an incentive to officers, directors, other key employees and consultants of the Company to continue in the employ of the Company, and to increase the interest of these individuals in the Company, through additional ownership of its common stock.

         2.       DEFINITIONS

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

         a) "Board of Directors" means the Board of Directors of the Company.

         b)       "Change of Control" means any of the following events:

                  i) an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any Person (as defined in the Exchange Act of 1934, as amended (the "1934 Act") immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of two-thirds (2/3) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (x) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (y) the Company or any Subsidiary, or (z) any Person in connection with a Non-Control Transaction (as hereinafter defined).

                  ii) the individuals who, as of the date this Plan is approved by the Company's Board of Directors (the "Board"), are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that the voluntary resignation of a member of the Incumbent Board unrelated to a Change of Control shall not affect such calculation; provided, further, however, that if the election or nomination for election by the Company's stockholders or Board of any new director was approved by a vote of at least two-thirds (2/3) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board (a "proxy contest"), including by reason of any agreement intended to avoid or settle any election contest or proxy contest; or

                  iii)     approval by stockholders of the Company of:

                           a)       a merger, consolidation or reorganization
involving the Company, unless

                                    (1)      the stockholders of the Company,
immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least seventy-five percent (75%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or the ultimate entity controlling such corporation (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

                                    (2)      the individuals who are members of
the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds (2/3) of the members of the board of directors of the Surviving Corporation and no agreement, plan or arrangement is in place to change the composition of the board following the merger, consolidation or reorganization such that the Incumbent Board would constitute less than two-thirds (2/3) of the reconstituted board;

                                    (3)      no person (other than the Company,
any Subsidiary, or any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Subsidiary, or any Person who immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then-outstanding Voting Securities) has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then-outstanding Voting Securities; and

                                    (4)      a transaction described in clauses
(1) through (3) shall herein be referred to as a "Non-Control Transaction".

                           b)       a complete liquidation or dissolution of the
Company; or

                           c)       an agreement for the sale or other
disposition of all of the operating assets of the Company to any Person (other than a transfer to a Subsidiary).

               Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then-outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

         c)       "Code" means the Internal Revenue Code of 1986, as amended.

         d) "Committee" means the Compensation Committee or similar committee of the Board of Directors.

         e) "Common Stock" means the common stock, par value $.001 per share, of the Company.

         f) "Corporate Transaction" means any (i) reorganization or liquidation of the Company, (ii) reclassification of the Company's capital stock, (iii) merger of the Company with or into another corporation, or (iv) the sale of all or substantially all the assets of the Company, which results in a significant number of employees being transferred to a new employer or discharged or in the creation or severance of a parent-subsidiary relationship.

         g) "Date of Grant" means, as the case may be: (i) the date the Committee approves the grant of an Option pursuant to this Plan; or (ii) such later date as may be specified by the Committee as the date a particular Option granted pursuant to this Plan will become effective.

         h) "Employee" means any person employed by the Company within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder. For purposes of any Non-Qualified Option only, any officer or director of the Company shall be considered an Employee even if he is not an employee within the meaning of the first sentence of this subsection.

         i) "Exercise Price" means the price per share which must be paid upon exercise of an Option in cash or property or a combination of both.

         j) "Fair Market Value" means: (i) if the Common Stock is traded in a market in which actual transactions are reported, the mean of the high and low prices at which the Common Stock is reported to have traded on the relevant date in all markets on which trading in the Common Stock is reported or, if there is no reported sale of the Common Stock on the relevant date, the mean of the highest reported bid price and lowest reported asked price for the Common Stock on the relevant date; (ii) if the Common Stock is Publicly Traded but only in markets in which there is no reporting of actual transactions, the mean of the highest reported bid price and the lowest reported asked price for the Common Stock on the relevant date; or (iii) if the Common Stock is not Publicly Traded, the value of a share of Common Stock as determined by the most recent valuation prepared by an independent expert at the request of the Committee.

         k) "Incentive Stock Option" means any Option which, at the time of the grant, is an incentive stock option within the meaning of Section 422 of the Code.

         l) "Non-Qualified Option" means any Option that is not an Incentive Stock Option pursuant to the terms of this Plan..

         m)       "Option" means any option granted pursuant to this Plan.

         n) "Publicly Traded" means that a class of stock is required to be registered pursuant to Section 12 of the Exchange Act, or that stock of that class has been sold within the preceding 12 months in an underwritten public offering, or stock that is regularly traded in a public market.

         o) "Retirement" means a Termination of Employment by reason of an Employee's retirement at a time when the Employee is at least 65 years old, other than by reason of a termination by resignation, discharge, death or Total Disability or the resignation, failure to stand for re-election or dismissal from the Board of Directors.

         p) "Termination of Employment" means the time when the employee-employer relationship between an Employee and the Company ceases to exist for any reason including, but not limited to, a termination by resignation, discharge, death, Total Disability or Retirement, or the resignation, failure to stand for re-election or dismissal from the Board of Directors.

         q) "Total Disability" means the inability of an Employee to perform the material duties of his or her job by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months. All determinations as to the date and extent of disability of an Employee will be made in accordance with the written policy pertaining to Employee disability, if any, of the Company by which the Employee is employed. In the absence of a written policy pertaining to Employee disability, all determinations as to the date and extent of disability of an Employee will be made by the Committee in its sole and absolute discretion. In making its determination, the Committee may consider the opinion of the personal physician of the Employee or the opinion of an independent licensed physician of the Company's choosing.

         3.      EFFECTIVE DATE OF THE PLAN

The "effective date" of this Plan is May 22, 2002.

         4.      ADMINISTRATION OF THE PLAN

Either the Board of Directors or the Committee shall be responsible for the administration of this Plan, and shall grant Options pursuant to this Plan. Subject to the express provisions of this Plan, the Committee shall have full authority to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Committee on the matters referred to in this section shall be conclusive. The Committee may not amend this Plan. No member of the Committee shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

         5.      THE COMMITTEE

The Committee shall hold its meeting at such times and places as it may determine and shall maintain written minutes of its meetings. A majority of the members of the Committee shall constitute a quorum at any meeting of the Committee. All determinations of the Committee shall be made by the vote of a majority of the members who participate in a meeting. The members of the Committee may participate in a meeting of the Committee in person or by conference telephone or similar communications equipment by means of which all members can hear each other. Any decision or determination by written consent of all of the members of the Committee shall be as effective as if it had been made by a vote of a majority of the members who participate in a meeting.

         6.      STOCK SUBJECT TO THE PLAN

The maximum number of shares of Common Stock as to which Options may be granted pursuant to this Plan is 600,000 shares. The maximum number of shares of such Common Stock shall be reduced each year by the grant of Options as provided herein. If any Option expires or is canceled without being exercised in full, the number of shares as to which the Option is not exercised will once again become shares as to which new Options may be granted. The Common Stock that is issued on exercise of Options may be authorized but unissued shares or shares that have been issued and reacquired by the Company.

         7.      PERSONS ELIGIBLE TO RECEIVE OPTIONS

Options may be granted only to Employees, as defined in Section 2(h) above.

         8.      GRANTS OF OPTIONS

         a) In General. Except as otherwise provided herein, the Committee shall have complete discretion to determine when and to which Employees Options are to be granted, the number of shares of Common Stock as to which Options granted to each Employee will relate, whether Options granted to an Employee will be Incentive Stock Options or Non-Qualified Options or partly Incentive Stock Options and partly Non-Qualified Options and, subject to the limitations in Sections 9 and 10 below, the Exercise Price and the term of Options granted to an Employee. Any Options that are not designated as Incentive Stock Options when they are granted shall be Non-Qualified Options. No grant of an Incentive Stock Option may be conditioned upon a Non-Qualified Option's having yet been exercised in whole or in part, and no grant of a Non-Qualified Option may be conditioned upon an Incentive Stock Option's having not been exercised in whole or in part.

         9.      OPTION PROVISIONS

         a) Exercise Price. The Exercise Price of each Option shall be as determined by the Committee; provided, however, that in the case of Incentive Stock Options, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant of the Option.

         b) Term. The term of each Option shall be as determined by the Committee, but in no event shall the term of an Option (whether or not an Incentive Stock Option) be longer than ten (10) years from the Date of Grant.

         c) Manner of Exercise. An Option that has vested pursuant to the terms of this Plan may be exercised in whole or in part, in increments of a minimum of one hundred (100) shares, at any time, or from time to time, during its term. To exercise an Option, the Employee exercising the Option must deliver to the Company, at its principal office:

                  i) a written notice of exercise of the Option, which states the extent to which the Option is being exercised and which is executed by the Employee;

                  ii) a check in an amount, or Common Stock with a Fair Market Value, equal to the Exercise Price of the Option times the number of shares being exercised, or a combination of the foregoing; and

                  iii) a check equal to any withholding taxes the Company is required to pay as a result of the exercise of the Option by the Employee. If permitted by the Board of Directors or the Committee, either at the time of the grant of the Option or the time of exercise, the Employee may elect, at such time and in such manner as the Board of Directors or the Committee may prescribe, to satisfy such withholding obligation by (A) delivering to the Company Common Stock (which in the case of Common Stock acquired from the Company shall have been owned by the Employee for at least six months prior to the delivery date) having a fair market value equal to such withholding obligation, or (B) requesting that the Company withhold from the shares of Common Stock to be delivered upon the exercise a number of shares of Common Stock having a fair market value equal to such withholding obligation. The day on which the Company receives all of the items specified in this subsection shall be the date on which the Option is exercised to the extent described in the notice of exercise.

         d) Delivery of Stock Certificates. As promptly as practicable after an Option is exercised, the Company shall cause the transfer agent to deliver to the Employee who exercises the Option certificates, registered in that person's name, representing the number of shares of Common Stock that were purchased by the exercise of the Option. Unless the Common Stock was issued in a transaction that was registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), each certificate may bear a legend to indicate that if the Common Stock represented by the certificate was issued in a transaction that was not registered pursuant to the Securities Act, and may only be sold or transferred in a transaction that is registered pursuant to the Securities Act or is exempt from the registration requirements of the Securities Act.

         e) Vesting of Options. Except as otherwise provided in this Plan, the Options granted hereunder to Employees shall be subject to such conditions as to vesting as shall be determined by the Committee, in its sole and absolute discretion, at the Date of Grant of the Option, and the terms of such vesting shall be clearly set forth in the instrument granting the Option; provided, however, that upon a Change of Control, any Options that have not yet vested in accordance with the terms of this Plan and the Stock Option Agreement shall vest upon such Change of Control. An Option shall "vest" at such time as it becomes exercisable in accordance with this Plan and the Stock Option Agreement. Upon exercise of an Option and the delivery the stock certificates as provided herein, the Common Stock acquired upon exercise of the Option shall not be subject to forfeiture by the Employee for any reason whatsoever.

         f) Non-Transferability of Options. During the lifetime of a person to whom an Option is granted pursuant to this Plan, the Option may be exercised only by that person or by his or her guardian or legal representative, except to the extent the Board of Directors or the Compensation Committee shall otherwise determine, whether at the time the option is granted or thereafter, and then only for estate planning purposes to a trust wherein the option holder is the trustee, and except to the extent the Board of Directors or the Committee shall otherwise determine, whether at the time Option is granted or thereafter. An Option may not be assigned, transferred, sold, pledged or hypothecated in any way; shall not be subject to levy or execution or disposition under the Bankruptcy Code of 1978, as amended, or any other state or federal law granting relief to creditors, whether now or hereafter in effect; and shall not be transferable otherwise than by will or the laws of descent and distribution. The Company will not recognize any attempt to assign, transfer, sell, pledge, hypothecate or otherwise dispose of an Option contrary to the provisions of this Plan, or to levy any attachment, execution or similar process upon any Option and, except as expressly stated in this Plan, the Company shall not be required to, and shall not, issue Common Stock on the exercise of an Option to anyone who claims to have acquired that Option from the person to whom it was granted in violation of this subsection.

         g) Retirement of Holder of Option. If there is a Termination of Employment of an Employee to whom an Option has been granted due to Retirement, each Incentive Stock Option held by the retired Employee, whether or not then vested, may be exercised until the earlier of: (x) the end of the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option. In the case of a Non-Qualified Option, there shall be substituted the words, "the end of the twelve (12) month period" for the words "the end of the three (3) month period" in the immediately preceding sentence.

         h) Total Disability of Holder of Option. If there is a Termination of Employment of an Employee to whom an Option has been granted by reason of his or her Total Disability, each Option held by the Employee, whether or not then vested, may be exercised until the earlier of: (x) the end of the twelve (12) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

         i) Death of Holder of Option. If there is a Termination of Employment of an Employee to whom an Option has been granted by reason of (i) his or her death, or (ii) the death of a former Employee within three (3) months following the date of his or her Retirement (or, in the case of a Non-Qualified Option, within twelve (12) months following the date of his or her Retirement), or (iii) the death of a former Employee within twelve (12) months following the date of his or her Termination of Employment by reason of Total Disability, then each Option held by the person at the time of his or her death, whether or not then vested, may be exercised by the person or persons to whom the Option shall pass by will or by the laws of descent and distribution (but by no other persons) until the earlier of: (x) the end of the twelve (12) month period immediately following the date of death (or such longer period as is permitted by the Committee); and (y) the expiration of the term specified in the Option, provided, however, that in no event is the term of the Option to be deemed to expire prior to the end of three (3) months from the date of death of the Employee.

         j) Termination of Employment Other Than for Retirement, Death or Disability. Unless the Committee or the Board of Directors states otherwise with respect to a specific Option, if there is a Termination of Employment of an Employee to whom an Option has been granted pursuant to this Plan for any reason other than the Retirement, death or Total Disability of the Employee, then all Options held by such Employee which are then vested may be exercised until the earlier of: (x) the three (3) month period immediately following the date of such Termination of Employment; or (y) the expiration of the term specified in the Option.

         k) Stock Option Agreement. As promptly as practicable after an Employee is granted an Option pursuant to this Plan, the Committee shall send the Employee a document setting forth the terms and conditions of the grant. The form of grant document shall be substantially as set forth in Exhibit "A-1" attached hereto. Each Option granted pursuant to this Plan must be clearly identified as to whether it is or is not an Incentive Stock Option and shall set forth all other terms and conditions relating to the exercise thereof. In the case of an Incentive Stock Option, the document shall include all terms and provisions that the Committee determines to be necessary or desirable in order to qualify the Option as an Incentive Stock Option within the meaning of Section 422 of the Code. If an Employee is granted an Incentive Stock Option and a Non-Qualified Option at the same time, the Committee shall send the Employee a separate document relating to each of the Incentive Stock Option and the Non-Qualified Option.

         l) Registration of Plan. Upon a Change of Control, the Company agrees to use its best efforts to cause the Plan to be registered under the Securities Act at the earliest possible time. The Company shall have no other obligations to register the Plan unless directed to do so by the Board of the Company based on the Company's best interests.

         10.     SPECIAL PROVISIONS RELATING TO INCENTIVE STOCK OPTIONS

No Incentive Stock Option may be granted pursuant to this Plan after ten (10) years from the first to occur of: (i) the date this Plan is adopted by the Board of Directors; or (ii) the date this Plan is approved by the stockholders of the Company. No Incentive Stock Option may be exercised after the expiration of ten
(10) years from the Date of Grant or such shorter period as is provided herein. Notwithstanding Section 8(b) hereof, Incentive Stock Options may not be granted to an Employee who, at the time the Option is granted, owns more than ten percent (10%) of the total combined voting power of the stock of the Company, unless: (i) the purchase price of the Common Stock pursuant to the Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the Date of Grant; and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the Date of Grant. The Committee is authorized, pursuant to the last sentence of Section 422(b) of the Code, to provide at the time an Option is granted, pursuant to the terms of such Option, that such Option shall not be treated as an Incentive Stock Option even though it would otherwise qualify as an Incentive Stock Option. The terms of any Incentive Stock Option granted hereunder shall, in the hands of any individual grantee thereof, be subject to the dollar limitations set forth in Section 422(d) of the Code (pertaining to the $100,000 per year limitation).

         11.     RECAPITALIZATION

         a) In General. If the Company increases the number of outstanding shares of Common Stock through a stock dividend or a stock split, or reduces the number of outstanding shares of Common Stock through a combination of shares or similar recapitalization then, immediately after the record date for the change:
(i) the number of shares of Common Stock issuable on the exercise of each outstanding Option granted pursuant to this Plan (whether or not then vested) shall be increased in the case of a stock dividend or a stock split, or decreased in the case of a combination or similar recapitalization that reduces the number of outstanding shares, by a percentage equal to the percentage change in the number of outstanding shares of Common Stock as a result of the stock dividend, stock split, combination or similar recapitalization; (ii) the Exercise Price of each outstanding Option granted pursuant to this Plan (whether or not then vested) shall be adjusted so that the total amount to be paid upon exercise of the Option in full will not change; and (iii) the number of shares of Common Stock that may be issued on exercise of Options granted pursuant to this Plan (whether or not then vested) and that are outstanding or remain available for grant shall be increased or decreased by a percentage equal to the percentage change in the number of outstanding shares of Common Stock. Any fractional shares will be rounded up to whole shares.

         b) Corporate Transactions. If, as a result of a Corporate Transaction while an Option granted pursuant to this Plan is outstanding (whether or not then vested), and the holders of the Common Stock become entitled to receive, with respect to their Common Stock, securities or assets other than, or in addition to, their Common Stock, then upon exercise of that Option the holder shall receive what the holder would have received if the holder had exercised the Option immediately before the first Corporate Transaction that occurred while the Option was outstanding and as if the Company had not disposed of anything the holder would have received as a result of that and all subsequent Corporate Transactions. the Company shall not agree to any Corporate Transaction unless the other party to the Corporate Transaction agrees to make available on exercise of the Options granted pursuant to this Plan that are outstanding at the time of the Corporate Transaction, the securities or other assets the holders of those Options are entitled pursuant to this subsection to receive.

         12.     RIGHTS OF OPTION HOLDER

         a) Stockholder. The holder of an Option (whether or not then vested) shall not have any rights as a stockholder by reason of holding that Option. Upon exercise of an Option granted pursuant to this Plan, the holder shall be deemed to acquire the rights of a stockholder when, but not before, the issuance of Common Stock as a result of the exercise is recorded in the stock transfer records of the Company.

         b) Employment. Nothing in this Plan or in the grant of an Option shall confer upon any Employee the right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

         13.     LAWS AND REGULATIONS

The obligation of the Company to sell and deliver shares of Common Stock on vesting and exercise of Options granted pursuant to this Plan shall be subject to the condition that counsel for the Company be satisfied that the sale and delivery thereof will not violate the Securities Act or any other applicable laws, rules or regulations. In addition, the Company may, as a condition to such sale and delivery, require the Employee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required pursuant to such securities laws.

         14.     WITHHOLDING OF TAXES

         a)       In General. In addition to the requirement set forth in
Section 9(c) above that, in order to exercise an Option granted pursuant to this Plan a person must make a payment to the Company or authorize withholding in order to enable the Company to pay any withholding taxes due as a result of the exercise of that Option, if an Employee who exercised an Incentive Stock Option disposes of shares of Common Stock acquired through exercise of that Incentive Stock Option either (x) within two years after the Date of Grant of the Incentive Stock Option or (y) within one year after the issuance of the shares on exercise of the Incentive Stock Option then, promptly thereafter, the Employee shall notify the Company of the occurrence of the event and the amount realized upon the disposition of such Common Stock by the Employee, and pay any federal, state and other taxes due as a result thereof.

         b) Withholding of Taxes. If, whether because of a disposition of Common Stock acquired on exercise of an Incentive Stock Option, the exercise of a Non-Qualified Option or otherwise, the Company becomes required to pay withholding taxes to any federal, state or other taxing authority and the Employee fails to provide the Company with the funds with which to pay that withholding tax, then the Company may withhold, subject to applicable state law, up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

         15.     RESERVATION OF SHARES

The Company shall at all times keep reserved for issuance on exercise of Options granted pursuant to this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares the Company may be required to issue on exercise of outstanding Options (whether or not then vested) granted pursuant to this Plan.

         16.     AMENDMENT OF THE PLAN

The Board of Directors may, at any time and from time to time, modify or amend this Plan in any respect effective at any date the Board of Directors determines; provided, however, that, without the approval of the stockholders of the Company the Board of Directors may not increase the maximum number of Incentive Stock Options that may be granted under the Plan. No modification or amendment of this Plan shall, without the consent of the holder of an outstanding Option (whether nor not then vested), adversely affect the holder's rights pursuant to that Option.

         17.     TERMINATION OF THE PLAN

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person holding an outstanding Option, whether or not then vested, granted pursuant to this Plan prior to that date.

                                  EXHIBIT "A-1"

                             STOCK OPTION AGREEMENT

         This Agreement is made as of ___________, 20__, by and between PROXYMED, INC. (the "Company") and _____________, who is an employee, officer or director of the Company or one of its subsidiaries (the "Employee").

         WHEREAS, the Employee is a valuable and trusted employee, officer or director of the Company, and the Company considers it desirable and in its best interests that the Employee be given an inducement to acquire a further proprietary interest in the Company, and an added incentive to advance the interests of the Company by possessing a right (the "Option Right") to purchase shares of the Company's common stock, $.001 par value (the "Option Stock"), in accordance with the PROXYMED, INC. 2002 Stock Option Plan (the "Plan").

         NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties as follows:

1. Definitions. All terms not defined herein and defined in the Plan shall be given the meaning expressed in the Plan.

2. Grant of Option. The Company hereby grants to the Employee the right, privilege and option to purchase the number of shares of Option Stock, at the purchase price as shown on Schedule I attached hereto (the "Option Price"), in the manner and subject to the conditions hereinafter provided in this Agreement and as provided in the Plan. The Option Right granted hereunder is either an Incentive Stock Option or Non-Qualified Option, as specified on Schedule

3. Time of Exercise of Option. The aforesaid Option Right may be exercised at any time, subject to Section 4, below, and from time to time, until the termination thereof as provided in Paragraph 6, below, or as otherwise provided in the Plan; provided, however, that the Option Right granted herein may not be exercised after the termination date as shown on Schedule I, unless provided otherwise in the Plan.

4.       Vesting of Option Right. The Option Right shall vest as provided in
Schedule I.

5. Method of Exercise. The Option Right shall be exercised in whole or in part, in increments of a minimum of one hundred (100) shares, at any time, or from time to time, during its term. To exercise an option, the Employee shall deliver written notice in the form attached hereto as Schedule II to the Company at its principal place of business, accompanied by payment of the Option Price per share and compliance with such other conditions and requirements as set forth in the Plan. Payment shall be made by a check, plus a check equal to any withholding taxes that the Company is required to pay as a result of the exercise of the Option by the Employee.

Subject to the terms and conditions set forth in the Plan, as promptly as practicable after an Option is exercised, the Company shall deliver such shares issuable upon exercise of the Option.

6. Termination of Employment. The rights and obligations of the Employee upon Termination of Employment shall be as set forth in the Plan.

7. Restrictions on Certain Resales. The shares issuable upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering. The holder may not resell the shares purchased hereunder except pursuant to registration under the Securities Act or an exemption therefrom.

         Resales of shares issuable hereunder may be subject to other state and federal securities laws. The Employee is advised to consult with legal counsel as to compliance with the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and such other laws prior to resale of such shares.

         The Company, as a condition to the exercise of an Option to acquire shares not registered under the Securities Act, may require the Employee to represent and warrant at the time of any exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by the Securities Act.

8. Reclassification, Merger, etc. The rights and obligations of the Company and the Employee as a result of the transactions specified in Section 11 of the Plan shall be as provided therein.

9. Rights Prior to Exercise of Option. This Option Right is nonassignable and nontransferable by the Employee except as provided in the Plan and, during his lifetime, is exercisable only by him. The Employee shall have no rights as a stockholder with respect to the Option Stock until payment of the Option Price and delivery to him of such shares as herein provided. Nothing in this Agreement shall confer any right in an employee to continue in the employment of the Company or interfere in any way with the right of the Company to terminate such employment at any time.

10. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11. Discrepancies. If there appears to be any discrepancies between this Agreement and the Plan, they shall be interpreted and determined by the terms and conditions of the Plan.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       PROXYMED, INC.



By:                                    By:
   ---------------------------------      -------------------------------------
   Rafael G. Rodriguez, Secretary         Michael K. Hoover, Chairman and
                                          Chief Executive Officer

         I hereby accept the stock option right offered to me by the Company, as set forth in this Stock Option Agreement dated as of ________, 20__, and
Schedule I which is attached thereto.

                                       Accepted by:

                                       Employee:



                                       ----------------------------------------
                                       Employee Signature



                                       ----------------------------------------
                                       Date

                                   SCHEDULE I

         The information set forth in this Schedule I is subject to all of the terms of the PROXYMED, INC. 2002 Stock Option Agreement to which this Schedule is attached.

         1.       Name of Employee, Officer or Director:

                  -------------------------------------------------------------

         2.       Address:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

         3.       Social Security Number:
                                           ------------------------------------

         4.       Number of Shares:
                                   --------------------------------------------

         5. Exercise Price: $____ per share [closing price at close of business on _____]

         6.       Type of Option (check one):

                           [  ]     Incentive Stock Option

                           [  ]     Non-Qualified Stock Option

        7.        Number of Shares                       Date Vested                     Termination Date
                  ----------------                       -----------                     ----------------

REFERENCE IS MADE TO THE 2002 STOCK OPTION PLAN FOR CERTAIN EVENTS SUCH AS DEATH, DISABILITY, CHANGE OF CONTROL AND TERMINATION OF EMPLOYMENT THAT CAUSE THESE OPTIONS TO EXPIRE PRIOR TO THE TERMINATION DATE SET FORTH ABOVE.

                                   SCHEDULE II

                               NOTICE OF EXERCISE

         I, the undersigned Employee, hereby give notice of the exercise of the Option described below, to the extent and in the manner specified herein, subject to the all of the terms and conditions of the PROXYMED, INC. STOCK OPTION AGREEMENT granting this Option and the PROXYMED, INC. 2002 STOCK OPTION PLAN. If the shares to be acquired pursuant to this exercise of the Option are not registered under the Securities Act of 1933, as amended, the undersigned represents and warrants that the shares are being purchased only for investment and without any present intention to sell or distribute such shares.

        1.     Name of Employee, Officer or Director:
                                                     --------------------------

        2.     Address:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

        3.     Social Security Number:
                                        ----------------------

        4.     Number of Shares Being Exercised on This Date:  ______________

        5.     Exercise Price:  $____ per share

        6.     Manner of Payment:

               ______  Check (amount enclosed:  $                     )
                                                 ---------------------



                                       ----------------------------------------
                                       Employee Signature

                                       DATE:
                                            -----------------------------------

Signature Guarantee:



------------------------------------

                   PROXY FOR ANNUAL MEETING OF PROXYMED, INC.
                           2555 DAVIE ROAD, SUITE 110
                          FT. LAUDERDALE, FLORIDA 33317
                                 (954) 473-1001

               SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
                                 PROXYMED, INC.

         The undersigned hereby appoints Michael K. Hoover and Judson E. Schmid with the power to vote, either one of them, at the Annual Meeting of Shareholders of ProxyMed, Inc. (the "Company") to be held on Wednesday, May 22, 2002, at 9:00 a.m., Eastern Daylight Time, at the Renaissance Fort Lauderdale Hotel, 1617 S.E. 17th Street, Fort Lauderdale, Florida 33316, or any adjournment thereof, all shares of the Common Stock which the undersigned possesses and with the same effect as if the undersigned was personally present, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE ELECTION OF ALL LISTED NOMINEES; IN FAVOR OF THE ADOPTION OF THE 2002 STOCK OPTION PLAN; IN FAVOR OF THE ISSUANCE OF SHARES UPON THE EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH A PRIVATE PLACEMENT OF THE COMPANY'S COMMON STOCK; AND, AT THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL ITEMS.

(l) ELECTION OF DIRECTORS: (Nominees are Michael K. Hoover, Edwin M. Cooperman, Gerald B. Cramer, Michael S. Falk, Thomas E. Hodapp, Braden R. Kelly, and Eugene R. Terry)*

                        [ ] FOR            [ ] WITHHOLD AUTHORITY

* To vote your shares for all director nominees, mark the "For" box . To withhold voting for all nominees, mark the "Withhold Authority" box. If you do not wish your shares voted "For" a particular nominee(s), enter the name(s) of that nominee(s) in the following space:

(2) 2002 STOCK OPTION PLAN.

                [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

(3) RATIFY AND APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE EXERCISE OF WARRANTS ISSUED IN CONNECTION WITH A PRIVATE PLACEMENT OF THE COMPANY'S COMMON STOCK.

                [ ] FOR           [ ] AGAINST          [ ] ABSTAIN


                                       Dated:
                                              ----------------------------------


                                       -----------------------------------------
                                       Signature

                                        (Please sign exactly as name appears
                                        hereon. If the stock is registered in
                                        the names of two or more persons, each
                                        should sign. Executors, administrators,
                                        trustees, guardians, attorneys and
                                        corporate officers should include their
                                        titles.)

   PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.